Geoff Curnow & Associates Pty Ltd
ABN 65 066 210 688

3/29 Waratah St
Rushcutters Bay
N S W
2011
Phone: 61-2 9356 3635
Fax: 61-2 9356 3635

15 June 2010

I hereby consent to the inclusion and reference of my report titled "Evaluation Report, P 21/709, Lake Austin Project, Western Australia," dated February 13, 2008, in the Registration Statement on Form S-1, as amended, filed by Odenza Corp. with the United States Securities and Exchange Commission.

I concur with the summary of the information in the report disclosed and agree to being named as an expert in the referenced Registration Statement.

Signed: G.C

Gregory Curnow